Exhibit 99.1

Global Partners Promotes Matthew Spencer to Chief Accounting Officer

WALTHAM, Mass.--(BUSINESS WIRE)--December 22, 2017--Global Partners LP (NYSE: GLP) today announced the promotion of Matthew Spencer to Chief Accounting Officer, effective January 1, 2018. He will report to Daphne H. Foster, Chief Financial Officer.

Spencer, the Partnership’s Controller since 2012, assumes the chief accounting officer responsibilities from Charles A. “Chuck” Rudinsky, who announced his retirement as CAO and Executive Vice President after more than 30 years with the organization. Rudinsky will thereafter serve as a senior advisor to the Chief Financial Officer through 2019.

“Matt is a highly valued member of Global’s finance team and we believe his background and practical experience will make him an outstanding addition to the executive leadership group,” said Eric Slifka, President and Chief Executive Officer. “At the same time, we acknowledge Chuck’s immeasurable contributions to Global. Chuck started with us when we were a private company and played a key role in bringing Global public. During his tenure, he was instrumental in managing the accounting aspects of our growth and expansion. We wish him well as he steps away from full-time responsibilities as CAO.”

Spencer joined Global Partners from SharkNinja Operating LLC (formerly Euro-Pro Operating LLC), where he served as Assistant Controller. Prior to that he was a Senior Manager at Ernst & Young. Spencer has a degree in Accounting & Information Systems from Boston College.

About Global Partners LP
Global Partners is a midstream logistics and marketing master limited partnership that owns, controls or has access to one of the largest terminal networks of petroleum products and renewable fuels in the Northeast. With approximately 1,500 locations, primarily in the Northeast, Global is one of the largest regional independent owners, suppliers and operators of gasoline stations and convenience stores. Global is also one of the largest distributors of gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers in New England and New York. The Partnership is also engaged in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada. For additional information, visit www.globalp.com.

Forward-looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Global Partners’ current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and present expectations or projections.

For additional information regarding known material factors that could cause actual results to differ from the Partnership’s projected results, please see Global Partners’ filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

CONTACT:
Global Partners LP
Daphne H. Foster, 781-894-8800
Chief Financial Officer
or
Edward J. Faneuil, 781-894-8800
Executive Vice President, General Counsel and Secretary